The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(to Prospectus dated February 12, 2026)	File No. 333-293372

Duos Technologies Group, Inc.

Shares of Common Stock

We are offering                shares (“Shares”) of our common stock, par value $0.001 per share, pursuant to this prospectus supplement and the accompanying base prospectus. The public offering price for Shares of our common stock is $      per share.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of common stock is sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the shares of common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

We are also registering the Underwriter Warrants (as defined below) and the shares of our common stock that are issuable from time to time upon exercise of the Underwriter Warrants. See “Description of Securities We Are Offering” in this prospectus supplement for additional information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DUOT.” On February 13, 2026, the last reported sales price of our common stock on The Nasdaq Capital Market was $8.99 per share. There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

(1)	See “Underwriting” on page S-19 of this prospectus supplement for additional disclosures regarding underwriting compensation and estimated offering expenses.

We have also granted the underwriters an option to purchase up to an additional                  shares from us, at the public offering price less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

The purchase of the securities offered through this prospectus supplement involves a high degree of risk. You should consider carefully the risk factors beginning on page S-11 of this prospectus supplement, page 8 of the accompanying base prospectus, and in the documents incorporated by reference herein and therein before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the securities against payment on or about ____________, 2026.

Sole Bookrunner

Titan Partners

a division of American Capital Partners

The date of this prospectus supplement is ____________, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may from time to time offer to sell up to $250,000,000 of our common stock, preferred stock, debt securities, warrants, rights, units or any combination of these securities in one or more transactions, including the shares of common stock, the Pre-Funded Warrants and the Underwriter Warrants (as defined below) under this prospectus supplement.

We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus dated February 12, 2026, which is included in our registration statement on Form S-3 (File No. 333-293372) (the “registration statement”), which provides general information regarding our shares of common stock, shares of preferred stock, debt securities, warrants, rights, units or any combination of these securities and other information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” When we refer to this “prospectus,” we are referring to both this prospectus supplement and the base prospectus combined.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the base prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriter have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the base prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

In this prospectus supplement, except as otherwise indicated, the “Company”, “we”, “us”, or “our”, refer to Duos Technologies Group, Inc. and our subsidiaries.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our growth strategies and opportunities, anticipated trends in our market, our anticipated needs for working capital, and our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity, and capital expenditure requirements. Important assumptions underlying the forward-looking statements include, among others, demand for our products, the cost, terms, and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. Forward-looking statements are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

These statements are based on our management’s current expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. They are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference herein and therein, and particularly our forward-looking statements, by these cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

Headquartered in Jacksonville, Florida, the Company operates through several wholly owned subsidiaries, including Duos Edge AI, Inc., Duos Technologies, Inc., and Duos Energy Corporation. The Company is a technology-driven infrastructure solutions provider focused on the design, deployment, and operation of intelligent digital infrastructure supporting artificial intelligence (“AI”), edge computing, and mission-critical connectivity. The Company’s current strategic priority is the expansion of its patented, modular data center and related IT infrastructure solution services.

Evolution of the Company’s Strategy

Over the past several years, the Company has evolved from a technology developer and provider, primarily focused on automated inspection and analytics solutions, toward a broader digital infrastructure platform centered on edge computing and distributed data center deployments.

While our legacy solutions demonstrated the value of localized computing power, real-time data processing, and AI-enabled analytics in mission-critical environments, market dynamics and customer demand increasingly favor infrastructure-centric solutions that bring compute and connectivity closer to the point of use. This evolution has guided our strategic expansion into modular Edge Data Centers and infrastructure solutions and services.

Continued Support of Existing Solutions

The Company continues to support and operate its existing technology platforms and customer deployments. We believe our prior experience in deploying edge compute systems, operating in regulated environments, and managing complex installations provides a strong foundation for our digital infrastructure initiatives.

Expansion Into Digital Infrastructure and Edge Data Centers

During fiscal 2024, the Company significantly expanded its focus on deploying modular EDCs and building a repeatable platform to support distributed compute workloads across education, healthcare, service provider, enterprise, and public sector customers. These deployments are designed to generate both initial deployment revenue and long-term recurring revenue streams tied to infrastructure utilization and services.

Infrastructure Solutions and Value-Added Services

In addition to owning and deploying infrastructure, the Company recently launched Dous Technologies Solutions, an infrastructure solutions line of business as a complementary business unit to Duos Edge AI that provides manufacturer-agnostic sourcing, logistics coordination, and fulfillment services. This expansion leverages internal expertise while addressing customer demand for supply chain resilience, reduced lead times, and execution certainty in a constrained AI digital infrastructure market.

Capital Discipline and Execution Focus

Management believes this strategy enables a capital-efficient growth model that balances infrastructure ownership with services-based revenue, supports disciplined deployment pacing, and mitigates risks associated with large, centralized data center development. The Company intends to continue refining this model as market conditions and customer demand evolve.

This integrated model is intended to support both the Company’s owned and operated infrastructure footprint as well as third-party customer deployments.

S-3

Strategic Focus: Digital Infrastructure and Edge Data Centers

The Company is focused on expanding a distributed digital infrastructure platform designed to support:

•	AI and machine learning workloads
•	Edge and latency-sensitive applications
•	Carrier-neutral connectivity
•	Regional and underserved market deployments
•	Enterprise and public-sector digital modernization initiatives

Through Duos Edge AI, the Company’s flagship subsidiary expected to generate most if not all of the anticipated growth going forward, the Company develops modular, rapidly deployable Edge Data Centers intended to bring enterprise-grade computing capacity closer to end users. These facilities are designed to support localized processing, improved network performance, and scalable capacity without the capital intensity typically associated with traditional hyperscale development.

The Company’s strategy includes:

•	Deploying EDCs in Tier 2–4 and underserved markets
•	Supporting education, healthcare, service providers, and enterprise customers
•	Enabling AI inference and distributed compute use cases
•	Building a repeatable, capital-efficient deployment model
•	Expanding recurring revenue opportunities through colocation and infrastructure services

While in the short term, the Company continues to maintain certain legacy technology solutions, these offerings are no longer the primary strategic growth driver and the Company has no further plans to invest in these legacy technologies.

Infrastructure Solutions and “White-Glove” Supply Chain Services

Complementing its EDC platform, the Company has expanded into data center infrastructure solutions through its Duos Technologies Solutions business unit. This business provides:

•	Manufacturer-agnostic sourcing of power, connectivity, thermal, and IT infrastructure
•	Project-based procurement and logistics coordination
•	Vendor management and quality assurance
•	Streamlined fulfillment for multi-site rollouts
•	Deployment support for both internal and third-party infrastructure projects

The Company’s services are intended to function as a “white-glove” extension of customer procurement and deployment teams, helping reduce lead times, mitigate supply chain risk, and improve execution speed across complex infrastructure programs.

These capabilities position the Company to support:

•	Hyperscaler and AI ecosystem participants
•	Colocation operators
•	Telecommunications and fiber providers
•	Enterprise and industrial customers
•	Public sector and education networks

By combining localized edge infrastructure with value-added sourcing and fulfillment, the Company seeks to participate in multiple layers of the digital infrastructure value chain.

Technology and Intellectual Property

The Company has developed proprietary technologies and holds patents and other intellectual property related to modular infrastructure design, edge computing deployment methodologies, and intelligent data processing. The Company also utilizes commercially available hardware and third-party components integrated into its engineered solutions.

The Company protects its intellectual property through a combination of:

•	Patents and trademarks
•	Confidentiality and assignment agreements
•	Vendor and partner contractual protections

 Rapid technological change, evolving customer requirements, and competitive innovation may affect the Company’s ability to maintain or extend its technological differentiation. The Company vigorously defends its intellectual property where it believes infringements have occurred.

S-4

Legacy Intelligent Technology Solutions

Historically, the Company designed, developed, and deployed intelligent inspection and analytics solutions utilizing machine vision and artificial intelligence for transportation and logistics applications. These capabilities contributed to the Company’s software, AI, and systems integration expertise. One of the developments this produced was the Edge Data Center, used for processing large amounts of digital images that could not be efficiently processed using “the cloud”. The Company is now leading with that development as a distinct business due to the much larger potential growth expected from deploying these units in certain markets.

Although certain legacy solutions remain in operation and may continue to generate revenue, the Company’s current strategic emphasis is the expansion of its digital infrastructure and data center-related services. The Company does not intend to invest further resources in these legacy businesses and may look to monetize them in the near future.

Growth Strategy

The Company’s growth strategy is centered on:

•	Expanding its distributed Edge Data Center footprint
•	Increasing recurring infrastructure and colocation revenue
•	Scaling its infrastructure sourcing and fulfillment platform
•	Developing strategic relationships across the data center and AI ecosystem
•	Pursuing selective partnerships or acquisitions that enhance infrastructure capabilities

Execution of this strategy may require continued investment in deployment, supply chain coordination, personnel, and customer acquisition. Market adoption, capital availability, competitive dynamics, and macroeconomic conditions may affect the pace of growth.

Industry Positioning

The Company operates within the broader digital infrastructure and data center ecosystem, which includes hyperscale providers, colocation operators, telecommunications carriers, infrastructure integrators, and equipment manufacturers. The market is characterized by:

•	Rapid growth in AI and data-intensive workloads
•	Increasing demand for distributed and edge compute capacity
•	Long sales cycles for infrastructure projects
•	Supply chain constraints affecting equipment availability
•	Significant capital requirements

The Company seeks to differentiate through a combination of modular deployment capability, localized infrastructure strategy, and value-added supply chain and fulfillment services.

Competitive Strengths

We believe the Company is differentiated by the following competitive strengths:

Purpose-Built Modular Edge Infrastructure Platform

We have developed and deployed patented, modular Edge Data Centers (“EDCs”) with an architecture designed for rapid deployment, operational efficiency, and scalability. Our EDCs are engineered to deliver enterprise-grade compute, storage, and connectivity closer to end users, supporting low-latency workloads and distributed AI inference without reliance on centralized hyperscale facilities. Our intellectual property includes a recently awarded patent for a “clean room” entry and access facility on each EDC which aims to protect the highly sensitive and expensive equipment within the EDC.

Integrated Infrastructure and Services Model

Through our operating subsidiaries, we combine infrastructure ownership, deployment expertise, and value-added infrastructure sourcing and fulfillment services. This integrated model allows us to support customers across the full infrastructure lifecycle—from design and procurement through deployment and ongoing operations—while reducing execution risk and accelerating time to service.

Capital-Efficient, Repeatable Deployment Strategy

Our modular design and standardized deployment processes enable a repeatable, capital-efficient approach to scaling digital infrastructure. By deploying infrastructure in smaller, phased increments, we reduce upfront capital requirements and align investment more closely with customer demand.

S-5

Manufacturer-Agnostic Supply Chain Capabilities

Our infrastructure solutions platform operates on a vendor-neutral basis, allowing us to source, qualify, and fulfill equipment across power, connectivity, cooling, and intelligent technologies. This flexibility enhances supply chain resilience, mitigates vendor concentration risk, and enables faster response to changing customer or market conditions.

Experience in Regulated and Mission-Critical Environments

The Company has a long operating history delivering technology solutions in regulated, mission-critical environments. This experience informs our approach to reliability, security, compliance, and operational discipline across our data center and digital infrastructure offerings.

Positioned for Distributed AI and Edge Compute Demand

We believe the continued growth of AI, latency-sensitive applications, and data localization requirements is driving increased demand for distributed infrastructure models. Our solution services is designed to support these workloads at the network edge, particularly in markets that are underserved by traditional data center development.

Employees

As of February 10, 2026, the Company employed approximately 35 personnel, the majority of whom are full-time and based in the Jacksonville, Florida area. During 2025 to present, the Company implemented a targeted workforce reduction to better align resources with its strategic focus on digital infrastructure and Edge AI solutions. None of the Company’s employees are subject to a collective bargaining agreement.

Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994 and initially provided consulting services related to enterprise data center asset management and IT asset management software. In 2015, ISA completed a reverse triangular merger with Duos Technologies, Inc. (“duostech®”), a Florida-based technology company specializing in the design, development, and deployment of proprietary technology applications and engineered systems. Following the transaction, ISA changed its name to Duos Technologies Group, Inc.

Today, the Company operates as a technology and digital infrastructure company headquartered in Jacksonville, Florida, focused on the design, deployment, and operation of intelligent technology and infrastructure solutions. The Company conducts its activities through several operating subsidiaries, including Duos Edge AI, formed in late 2024, which develops and deploys modular Edge Data Centers (“EDCs”) to provide localized compute, storage, and connectivity. Duos Edge AI includes our Technology Solutions business unit, which delivers manufacturer-agnostic infrastructure sourcing, integration, and value-added supply chain services supporting data center, AI, and enterprise deployments. The Company continues to maintain its portfolio of intelligent technology and analytics solutions with Duos Technologies, Inc., while expanding into digital infrastructure and distributed compute markets.

S-6

Duos Energy Corporation and Asset Management Agreement

In late 2024, the Company formed Duos Energy Corporation (“Duos Energy”) with the express purpose of providing consulting services and solutions for the rapidly growing demand for electrical power outside of traditional utilities. In December 2024, Sawgrass Buyer LLC (now known as New APR Energy, LLC) entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of Company staff would oversee the operations of New APR. The AMA has a two-year term with customary cancellation provisions. The Company’s staff is engaged directly to supply power solutions for multiple uses including for large data centers supporting AI “hyperscalers”.

The expected services provided from the Company under the AMA have been modified for 2026, and as a result, revenue previously referenced in earlier communications will not reach the originally indicated levels. Management believes the Company’s Technology Solutions business line is positioned to offset variability through project-based infrastructure revenue. While competition exists across the digital infrastructure and power markets, current industry conditions characterized by constrained power availability and increasing demand for AI and data center capacity may create opportunities for the Company to selectively expand deployments; however, the timing, scale, and financial impact of these opportunities remain subject to market conditions, partner execution, and customer demand.

Our principal executive office is located at 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256, and our telephone number is (904) 296-2807. Our website address is www.duostechnologies.com. The information available on, or accessible through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

For a further description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For information on how to find copies of these documents, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Recent Developments

On February 16, 2026, the Company entered into a non-binding letter of intent with Hydra Host, Inc. (“Hydra”) in connection with a proposed GPU-as-a-Service contract in which Duos Edge would be the data center and asset owner for a 2304 GPU B800 cluster rental contract, and Hydra would be the operator. The cluster could potentially have the ability to scale to 4608 GPUs. This project would represent a further significant expansion of our EDC business, which has already included the establishment of our Infrastructure Solutions group focusing on providing manufacturer-agnostic sourcing and infrastructure solutions for data center and IT environments. The letter of intent is subject to a number of conditions, including financing, and there can be no assurance that any or all of such conditions will be satisfied or that the project will be consummated. In addition, the specifications of the project are subject to change.

Effective April 1, 2026, the Board of Directors has appointed Doug Recker as Chief Executive Officer and President of the Company. Mr. Recker has served as President since September 2026 and has been the President and Founder of Duos Edge since July 2024. In connection with Mr. Recker’s appointment, Charles Ferry, our current Chief Executive Officer, will resign as Chief Executive Officer effective April 1, 2026, but will remain as a Director of the Company. Mr. Ferry has led the Company since September 2020 and will continue as Chief Executive Officer of New APR Energy, LLC, in which the Company has a 5% equity interest.

S-7

Based on preliminary unaudited fourth quarter results, the Company reported the following expected select financial results as of and for the year ended December 31, 2025.

Consolidated Statement of Operations (unaudited)

For the Year Ended December 31, 2025

Total Revenues	$28,156,000
Total Cost of Revenues	(20,242,000)
Gross Margin	7,914,000
Total Operating Expenses	(17,350,000)
Loss from Operations	(9,436,000)
Total Other Expense, net	(72,000)
Net Loss	$(9,508,000)

Basic and Diluted Net Loss Per Share	$(0.62)

Weighted Average Shares -
Basic and Diluted	15,284,000

Consolidated Balance Sheet (unaudited)

December 31, 2025

Cash	$15,472,000
Property, Plant & Equipment	26,921,000
Total Assets	70,725,000
Contract Liabilities	12,051,000
Debt	—
Working Capital	11,016,000
Total Stockholders’ Equity	48,763,000

Final results as of and for the year ended December 31, 2025 remain subject to audit. This financial information has been prepared on the basis of currently available information. You should read this information together with the financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for prior periods incorporated by reference herein, as well as the “Cautionary Note Regarding Forward-Looking Statements” included herein.

S-8

THE OFFERING

Common stock offered:	shares of our common stock.
Pre-Funded Warrants offered:

We are also offering, in lieu of shares of common stock, Pre-Funded Warrants to purchase up to ______ shares of common stock to any purchasers whose purchase of shares of common stock in this offering would otherwise result in such investor, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the shares of common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Underwriter Warrants:

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase up to ______ shares of common stock, equal to an aggregate of % of the total number of shares of common stock and Pre-Funded Warrants sold in this offering (the “Underwriter Warrants”).  The Underwriter Warrants will be exercisable at a per share exercise price equal to % of the offering price per share sold in this offering, or $___________.  The Underwriter Warrants will be exercisable immediately upon issuance, in whole or in part, at any time on or after the date of issuance and will be exercisable for a period of five years from the date of issuance. The Underwriter Warrants and the shares of common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Option to purchase additional shares:

We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional  ______ shares of common stock at the public offering price, less underwriting discounts and commissions.

Offering price per share of common stock:	$ per share
Common stock to be outstanding after the offering:

            shares (or           shares of common stock if the underwriters exercise their option to purchase additional shares in full) assuming the exercise of all Pre-Funded Warrants sold in this offering and no exercise of any Underwriter Warrants.

Use of Proceeds:	We intend to use the net proceeds from this offering to expand, accelerate, and further commercialize the Company’s Edge Data Center business and for working capital and general corporate purposes.
Listing and Symbols:

Our common stock is listed on The Nasdaq Capital Market under the symbol “DUOT.” There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Risk Factors:	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein or therein for a discussion of factors to consider before deciding to purchase our securities.

S-9

The number of shares of our common stock to be outstanding after this offering is based on 20,876,194 shares of our common stock outstanding as of February 13, 2026, and excludes as of such date:

●	325,003 shares of common stock issuable upon the exercise of options to purchase shares of common stock, with a weighted average exercise price of $5.16 per share;

●	375,276 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.20 per share;

●	2,076,076 shares of common stock reserved for future issuance under our Equity Incentive Plans;

●	333,000 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock; and

●	4,789,273 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock.

Except as otherwise indicated, all information in this prospectus supplement assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock from us, (ii) no exercise or conversion of the outstanding options or preferred stock described above and (iii) no exercise of the Underwriter Warrants to be issued to the underwriter in this offering.

S-10

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the risks and investment considerations discussed elsewhere in this prospectus supplement, the accompanying base prospectus, or any document incorporated by reference herein or therein, the following factors should be carefully considered by anyone purchasing the securities offered by this prospectus supplement. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of their investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus supplement. See “Cautionary Note Regarding Forward Looking Statements.”

Risks Relating to this Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these uses may vary from our current plans. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase the securities being offered in this offering, you will experience immediate dilution as a result of this offering.

Since the price per share of our common stock and value of our Pre-Funded Warrants being offered are substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of           shares of our common stock at the offering price of $            per share of common stock (which assumes the exercise of all Pre-Funded Warrants sold in this offering and no exercise of the Underwriter Warrants), if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of approximately $         per share in the net tangible book value of the common stock. Any exercise of outstanding stock options, preferred stock, warrants or other equity awards will result in further dilution. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as holders of common stock until such holders exercise their Pre-Funded Warrants and acquire our common stock.

Until holders of Pre-Funded Warrants acquire shares of our common stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to the shares of our common stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

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Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder (together with its affiliates and other attribution parties) may not exercise any portion of a Pre-Funded Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would own more than 4.99% of our outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 9.99%. As a result, the holder may not be able to exercise its Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for the holder to do so. In such a circumstance, the holder could seek to sell its Pre-Funded Warrants to realize value, but the holder may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

Future sales of our common stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of common stock in subsequent public or private offerings. We cannot predict the size of future issuances of our common stock or the effect, if any, that future sales and issuances of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. In addition, these sales may be dilutive to existing stockholders.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

Our outstanding options, warrants and preferred stock and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of February 13, 2026, there were outstanding stock options to purchase 325,003 shares of our common stock at a weighted-average exercise price of $5.16 per share, outstanding warrants to purchase 375,276 shares of our common stock at an exercise price of $7.20 and shares of preferred stock convertible into 5,122,273 shares of our common stock at a weighted-average conversion price of $2.63 per share. Our outstanding options and preferred stock could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and preferred stock can be expected to exercise or convert them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options, preferred stock. The issuance of shares upon the exercise or conversion of outstanding options or preferred stock will also dilute the ownership interests of our existing stockholders.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including, among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our financing arrangements, if any. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value.

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USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $       million ($ million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We plan to use such proceeds to expand, accelerate, and further commercialize the Company’s Edge Data Center business and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, for use in our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

S-14

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2025:

●	on an actual basis; and

●	on an as adjusted basis to reflect the sale of shares of common stock and Pre-Funded Warrants (assuming full exercise thereof) in this offering at the public offering price of $ per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table along with our unaudited consolidated financial statements and related notes as of and for the nine-months ended September 30, 2025, as well as the other financial information incorporated by reference in this prospectus supplement and the accompanying base prospectus.

	Actual	As Adjusted
Cash	$33,201,498
Preferred stock: $0.001 par value, 10,000,000 authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at September 30, 2025, convertible into common stock at $6.30 per share	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 issued and outstanding at September 30, 2025, convertible into common stock at $7 per share	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 issued and outstanding at September 30, 2025, convertible into common stock at $5.50 per share	—
Series D convertible preferred stock, $1,000 stated value per share,4,000 shares designated; 999 issued and outstanding at September 30, 2025, convertible into common stock at $3.00 per share	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 12,500 issued and outstanding at September 30, 2025, convertible into common stock at $2.61 per share	13
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 issued and outstanding at September 30, 2025, convertible into common stock at $6.20 per share	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 20,322,940 shares issued, 20,321,616 outstanding at September 30, 2025	20,323
Additional paid-in-capital	130,644,887
Accumulated deficit	(81,005,957)
Sub-total	49,659,267
Less: Treasury stock (1,324 shares of common stock at September 30, 2025)	(157,452)
Total Stockholders' Equity	$49,501,815

At September 30, 2025, the number of shares of common stock outstanding in the table above excludes:

●	485,125 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of September 30, 2025, with a weighted average exercise price of $5.30 per share;

●	375,276 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.20 per share;

●	292,763 shares of common stock reserved for future issuance under our Equity Incentive Plans;

●	333,000 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock; and

●	4,789,273 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock.

The table above also assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock from us, (ii) no exercise or conversion of the outstanding options or preferred stock described above and (iii) no exercise of the Underwriter Warrants to be issued to the underwriter in this offering.

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DILUTION

If you purchase securities in this offering, your interest will be immediately and substantially diluted to the extent of the difference between the offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding.

Our net tangible book value as of September 30, 2025 was $41,051,034, or $2.02 per share of common stock. After giving effect to the sale of           shares (which assumes the exercise of all Pre-Funded Warrants sold in this offering and no exercise of the Underwriter Warrants) in this offering at the offering price of $           per share, and excluding the proceeds, if any, from the exercise of the Underwriter Warrants issued in this offering, and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2025 would have been $         , or $         per share. This represents an immediate increase in net tangible book value of approximately $           per share to our existing stockholders, and an immediate dilution of $            per share to the investor purchasing securities in the offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by the investor of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. The following table illustrates the per share dilution to the investor purchasing securities in the offering:

Public offering price per share		$
Net tangible book value per share as of September 30, 2025	$2.02
Increase in net tangible book value per share attributable to this offering
Adjusted net tangible book value per share after this offering
Amount of dilution in net tangible book value per share to the new investor in this offering		$

To the extent that outstanding options are exercised or shares of preferred stock are converted, or any additional options, or other equity awards are granted and exercised or become vested or other issuances of shares of our common stock are made, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of common stock or securities exercisable, convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

The discussion and table above are based on 20,321,616 shares of our common stock outstanding as of September 30, 2025, and excludes:

●	485,125 shares of common stock issuable upon the exercise of options to purchase shares of common stock outstanding as of September 30, 2025, with a weighted average exercise price of $5.30 per share;

●	375,276 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.20 per share;

●	292,763 shares of common stock reserved for future issuance under our Equity Incentive Plans;

●	333,000 shares of common stock issuable upon conversion of Series D Convertible Preferred Stock; and
●	4,789,273 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding options or preferred stock described above. To the extent that any of our outstanding securities are exercised or converted, we grant additional options or other awards under our stock incentive plan or issue additional securities or we issue additional shares of common stock in the future, investors may experience further dilution. The table above also assumes (i) no exercise of the underwriters’ option to purchase additional shares of common stock from us, (ii) no exercise or conversion of the outstanding options or preferred stock described above and (iii) no exercise of the Underwriter Warrants to be issued to the underwriter in this offering

S-16

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

We are offering shares of our common stock in this offering. See “Description of Capital Stock” and “Common Stock” in our base prospectus and “Description of the Company’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.5 to our Annual Report on 10-K for more information regarding our shares of common stock.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and exercise price. Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.001. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ written prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares of common stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless exercise. If at the time of exercise, there is no effective registration statement registering the issuance of the shares upon exercise of the Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental transactions. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrant is exercisable immediately prior to such event.

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Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent. The ownership of the Pre-Funded Warrants and any transfers of the Pre-Funded Warrants will be registered in a warrant register.

Exchange listing. There is no established trading market for the Pre-Funded Warrants. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

No rights as a stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Underwriter Warrants

The following summary of certain terms and provisions of the Underwriter Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Underwriter Warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. You should carefully review the terms and provisions of the form of Underwriter Warrant for a complete description of the terms and conditions of the Underwriter Warrants.

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase up to _____ shares of common stock equal to an aggregate of % of the total number of shares of common stock and Pre-Funded Warrants sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to % of the offering price per share sold in this offering, or $____. The Underwriter Warrants will be exercisable immediately upon issuance, in whole or in part, at any time on or after the date of issuance, and will be exercisable for a period of five years from the date of issuance. See “Underwriting — Underwriter Warrants” on page S-20 of this prospectus supplement.

S-18

UNDERWRITING

We intend to enter into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, or the underwriter, with respect to the securities subject to this offering.

Subject to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriter named below, and each underwriter has agreed to purchase from us, the number of securities set forth opposite its name below at the public offering price per share of common stock, less the underwriting discounts set forth on the cover page of this prospectus supplement:

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Titan Partners Group LLC, a division of American Capital Partners, LLC
Total

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of common stock and Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of common stock and Pre-Funded Warrants offered hereby other than those covered by the over-allotment option described below. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated. The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

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Over-Allotment Option

We have granted the underwriter an option to buy up to an additional              shares of common stock from us at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the closing of this offering.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock and Pre-Funded Warrants purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession of $        per share and $        per Pre-Funded Warrant. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the securities to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be        % of the gross proceeds of this offering, or $         per share of common stock and Pre-Funded Warrant based on the public offering price per share set forth on the cover page of this prospectus supplement.

We have also agreed to reimburse the underwriter at closing for reasonable, documented out-of-pocket expenses actually incurred by the underwriter, up to $125,000, including the fees and disbursements of the underwriter’s legal counsel up to $100,000 on a non-accountable basis. We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $       .

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriter of the over-allotment option:

	Price Per Share	Price Per Pre-Funded Warrant	Total without Option	Total with Option
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

1)	The underwriting discount is % of the gross proceeds received from the sale of the securities in this offering.

Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, Underwriter Warrants to purchase a number of shares of common stock equal to an aggregate of % of the total number of shares of common stock and Pre-Funded Warrants sold in this offering, including any shares of common stock sold pursuant to the underwriter’s option to purchase additional shares of our common stock, as partial compensation for the underwriter’s services in connection with this offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to % of the offering price per share sold in this offering, or $          per share. The Underwriter Warrants will be exercisable immediately upon issuance, in whole or in part, at any time on or after the date of issuance, and will be exercisable for a period of five years from the date of issuance.

Discretionary Accounts

The underwriter does not intend to confirm sales of the shares of common stock offered hereby to any accounts over which they have discretionary authority.

S-20

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of the underwriter, for a period of 60 days following the date of the closing of this offering (the “Lock-Up Period”), we have agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents without the prior written consent of the underwriter; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of common stock or common stock equivalents or any securities convertible into or exercisable or exchangeable for shares of common stock or common stock equivalents; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock or common stock equivalents, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of common stock or common stock equivalents, in cash or otherwise. We have also agreed that from the date of the underwriting agreement until the date that is 60 days following of the closing of this offering, without the prior consent of the underwriter, we will not undertake any offering of our securities involving a “Variable Rate Transaction” (as defined in the underwriting agreement).

In addition, each of our directors and officers has entered into a lock-up agreement with the Company. Under the lock-up agreements, without the prior written consent of the underwriter, during the Lock-Up Period the foregoing persons may not, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by the undersigned (the “Securities”) or make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing. These restrictions on future dispositions by our directors and officers are subject to certain exceptions for transfers of Securities, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) to the immediate family of the transferor, (iii) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (iv) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (v) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

S-21

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “DUOT.” The last reported sale price of our common stock on February 13, 2026 was $8.99 per share. There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. We have submitted an application to The Nasdaq Capital Market to list the shares of common stock offered hereby, including shares of common stock issuable upon exercise of the Pre-Funded Warrants and the Underwriter Warrants.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase pursuant to the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriter may purchase pursuant to the over-allotment option. The underwriter may close out any covered short position by either exercising the over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriter sells more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

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Other Relationships

The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33—105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

-	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

-	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

-	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

-	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monetaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorite des marches financiers (AMF). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifies) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(1) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the “ISA”) nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Society e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (Decree No. 58), other than:

-	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (Regulation no. 11971) as amended (Qualified Investors); and

-	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

-	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

-	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the FIEL) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta publica de valores mobiliarios) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Codigo dos Valores Mobiliarios). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliarios) for approval in Portugal and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

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Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (FSMA) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (FPO), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Shutts & Bowen LLP, Miami, Florida. Sullivan & Worcester, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024 incorporated by reference in this registration statement have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference in this registration statement and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-293372), of which this prospectus supplement and the accompanying base prospectus are a part, under the Securities Act, to register the shares of common stock offered by this prospectus supplement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.duostech.com where these materials are available. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus supplement and is not incorporated by reference herein, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only. This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

This prospectus supplement and the accompanying base prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
●	Our Definitive Proxy Statement filed with the SEC on April 14, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;

●	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, February 4, 2025, April 10, 2025, April 15, 2025, May 19, 2025, May 29, 2025, May 30, 2025, August 1, 2025, September 3, 2025, September 10, 2025, September 16, 2025, November 19, 2025, and January 27, 2026; and

●	The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

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Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering will automatically be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Secretary, Duos Technologies Group, Inc., 7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256, telephone number (904) 652-6616. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

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PROSPECTUS

DUOS TECHNOLOGIES GROUP, INC.

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

——————————

We may offer and sell up to $250 million in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities that may be offered.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices, and terms of the securities. The supplement may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 8 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Capital Market under the symbol “DUOT”. On February 10, 2026, the last reported sale price of our common stock on The NASDAQ Capital Market was $10.02 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250 million as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Duos,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Duos Technologies Group, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.duostechnologies.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

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We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the initial registration statement and prior to the effectiveness of the registration statement as well as on or after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;
•	Our Current Reports on Form 8-K, filed with the SEC on January 6, 2025, February 4, 2025, April 10, 2025, April 15, 2025, May 19, 2025, May 29, 2025, May 30, 2025, August 1, 2025, September 3, 2025, September 10, 2025, September 16, 2025; November 19, 2025, and January 27, 2026; and
•	The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

 All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 32256

(904) 294-2807

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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THE COMPANY

Overview

Headquartered in Jacksonville, Florida, the Company operates through several wholly owned subsidiaries, including Duos Edge AI, Inc., Duos Technologies, Inc., and Duos Energy Corporation. Duos is a technology-driven infrastructure solutions provider focused on the design, deployment, and operation of intelligent digital infrastructure supporting artificial intelligence (“AI”), edge computing, and mission-critical connectivity. The Company’s current strategic priority is the expansion of its patented, modular data center and related IT infrastructure solution services.

Evolution of the Company’s Strategy

Over the past several years, the Company has evolved from a technology developer and provider, primarily focused on automated inspection and analytics solutions, toward a broader digital infrastructure platform centered on edge computing and distributed data center deployments.

While our legacy solutions demonstrated the value of localized computing power, real-time data processing, and AI-enabled analytics in mission-critical environments, market dynamics and customer demand increasingly favor infrastructure-centric solutions that bring compute and connectivity closer to the point of use. This evolution has guided our strategic expansion into modular Edge Data Centers and infrastructure solutions and services.

Continued Support of Existing Solutions

The Company continues to support and operate its existing technology platforms and customer deployments. We believe our prior experience in deploying edge compute systems, operating in regulated environments, and managing complex installations provides a strong foundation for our digital infrastructure initiatives.

Expansion Into Digital Infrastructure and Edge Data Centers

During fiscal 2024, the Company significantly expanded its focus on deploying modular EDCs and building a repeatable platform to support distributed compute workloads across education, healthcare, service provider, enterprise, and public sector customers. These deployments are designed to generate both initial deployment revenue and long-term recurring revenue streams tied to infrastructure utilization and services.

Infrastructure Solutions and Value-Added Services

In addition to owning and deploying infrastructure, the Company recently launched Dous Technologies Solutions, an infrastructure solutions line of business as a complementary business unit to Duos Edge AI that provides manufacturer-agnostic sourcing, logistics coordination, and fulfillment services. This expansion leverages internal expertise while addressing customer demand for supply chain resilience, reduced lead times, and execution certainty in a constrained AI digital infrastructure market.

Capital Discipline and Execution Focus

Management believes this strategy enables a capital-efficient growth model that balances infrastructure ownership with services-based revenue, supports disciplined deployment pacing, and mitigates risks associated with large, centralized data center development. The Company intends to continue refining this model as market conditions and customer demand evolve.

This integrated model is intended to support both the Company’s owned and operated infrastructure footprint as well as third-party customer deployments.

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Strategic Focus: Digital Infrastructure and Edge Data Centers

Duos is focused on expanding a distributed digital infrastructure platform designed to support:

•	AI and machine learning workloads
•	Edge and latency-sensitive applications
•	Carrier-neutral connectivity
•	Regional and underserved market deployments
•	Enterprise and public-sector digital modernization initiatives

Through Duos Edge AI, the Company’s flagship subsidiary expected to generate most if not all of the anticipated growth going forward, the Company develops modular, rapidly deployable Edge Data Centers intended to bring enterprise-grade computing capacity closer to end users. These facilities are designed to support localized processing, improved network performance, and scalable capacity without the capital intensity typically associated with traditional hyperscale development.

The Company’s strategy includes:

•	Deploying EDCs in Tier 2–4 and underserved markets
•	Supporting education, healthcare, service providers, and enterprise customers
•	Enabling AI inference and distributed compute use cases
•	Building a repeatable, capital-efficient deployment model
•	Expanding recurring revenue opportunities through colocation and infrastructure services

While in the short term, the Company continues to maintain certain legacy technology solutions, these offerings are no longer the primary strategic growth driver and the Company has no further plans to invest in these legacy technologies.

Infrastructure Solutions and “White-Glove” Supply Chain Services

Complementing its EDC platform, Duos has expanded into data center infrastructure solutions through its Duos Technologies Solutions business unit. This business provides:

•	Manufacturer-agnostic sourcing of power, connectivity, thermal, and IT infrastructure
•	Project-based procurement and logistics coordination
•	Vendor management and quality assurance
•	Streamlined fulfillment for multi-site rollouts
•	Deployment support for both internal and third-party infrastructure projects

The Company’s services are intended to function as a “white-glove” extension of customer procurement and deployment teams, helping reduce lead times, mitigate supply chain risk, and improve execution speed across complex infrastructure programs.

These capabilities position Duos to support:

•	Hyperscaler and AI ecosystem participants
•	Colocation operators
•	Telecommunications and fiber providers
•	Enterprise and industrial customers
•	Public sector and education networks

By combining localized edge infrastructure with value-added sourcing and fulfillment, the Company seeks to participate in multiple layers of the digital infrastructure value chain.

Technology and Intellectual Property

Duos has developed proprietary technologies and holds patents and other intellectual property related to modular infrastructure design, edge computing deployment methodologies, and intelligent data processing. The Company also utilizes commercially available hardware and third-party components integrated into its engineered solutions.

The Company protects its intellectual property through a combination of:

•	Patents and trademarks
•	Confidentiality and assignment agreements
•	Vendor and partner contractual protections

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Rapid technological change, evolving customer requirements, and competitive innovation may affect the Company’s ability to maintain or extend its technological differentiation. The Company vigorously defends its intellectual property where it believes infringements have occurred.

Legacy Intelligent Technology Solutions

Historically, the Company designed, developed, and deployed intelligent inspection and analytics solutions utilizing machine vision and artificial intelligence for transportation and logistics applications. These capabilities contributed to the Company’s software, AI, and systems integration expertise. One of the developments this produced was the Edge Data Center, used for processing large amounts of digital images that could not be efficiently processed using “the cloud”. The Company is now leading with that development as a distinct business due to the much larger potential growth expected from deploying these units in certain markets.

Although certain legacy solutions remain in operation and may continue to generate revenue, the Company’s current strategic emphasis is the expansion of its digital infrastructure and data center-related services. The Company does not intend to invest further resources in these legacy businesses and may look to monetize them in the near future.

Growth Strategy

The Company’s growth strategy is centered on:

•	Expanding its distributed Edge Data Center footprint
•	Increasing recurring infrastructure and colocation revenue
•	Scaling its infrastructure sourcing and fulfillment platform
•	Developing strategic relationships across the data center and AI ecosystem
•	Pursuing selective partnerships or acquisitions that enhance infrastructure capabilities

Execution of this strategy may require continued investment in deployment, supply chain coordination, personnel, and customer acquisition. Market adoption, capital availability, competitive dynamics, and macroeconomic conditions may affect the pace of growth.

Industry Positioning

Duos operates within the broader digital infrastructure and data center ecosystem, which includes hyperscale providers, colocation operators, telecommunications carriers, infrastructure integrators, and equipment manufacturers. The market is characterized by:

•	Rapid growth in AI and data-intensive workloads
•	Increasing demand for distributed and edge compute capacity
•	Long sales cycles for infrastructure projects
•	Supply chain constraints affecting equipment availability
•	Significant capital requirements

The Company seeks to differentiate through a combination of modular deployment capability, localized infrastructure strategy, and value-added supply chain and fulfillment services.

Competitive Strengths

We believe the Company is differentiated by the following competitive strengths:

Purpose-Built Modular Edge Infrastructure Platform

We have developed and deployed patented, modular Edge Data Centers (“EDCs”) with an architecture designed for rapid deployment, operational efficiency, and scalability. Our EDCs are engineered to deliver enterprise-grade compute, storage, and connectivity closer to end users, supporting low-latency workloads and distributed AI inference without reliance on centralized hyperscale facilities. Our intellectual property includes a recently awarded patent for a “clean room” entry and access facility on each EDC which aims to protect the highly sensitive and expensive equipment within the EDC.

Integrated Infrastructure and Services Model

Through our operating subsidiaries, we combine infrastructure ownership, deployment expertise, and value-added infrastructure sourcing and fulfillment services. This integrated model allows us to support customers across the full infrastructure lifecycle—from design and procurement through deployment and ongoing operations—while reducing execution risk and accelerating time to service.

Capital-Efficient, Repeatable Deployment Strategy

Our modular design and standardized deployment processes enable a repeatable, capital-efficient approach to scaling digital infrastructure. By deploying infrastructure in smaller, phased increments, we reduce upfront capital requirements and align investment more closely with customer demand.

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Manufacturer-Agnostic Supply Chain Capabilities

Our infrastructure solutions platform operates on a vendor-neutral basis, allowing us to source, qualify, and fulfill equipment across power, connectivity, cooling, and intelligent technologies. This flexibility enhances supply chain resilience, mitigates vendor concentration risk, and enables faster response to changing customer or market conditions.

Experience in Regulated and Mission-Critical Environments

The Company has a long operating history delivering technology solutions in regulated, mission-critical environments. This experience informs our approach to reliability, security, compliance, and operational discipline across our data center and digital infrastructure offerings.

Positioned for Distributed AI and Edge Compute Demand

We believe the continued growth of AI, latency-sensitive applications, and data localization requirements is driving increased demand for distributed infrastructure models. Our solution services is designed to support these workloads at the network edge, particularly in markets that are underserved by traditional data center development.

 Employees

As of February 10, 2026, the Company employed approximately 35 personnel, the majority of whom are full-time and based in the Jacksonville, Florida area. During 2025 to present, the Company implemented a targeted workforce reduction to better align resources with its strategic focus on digital infrastructure and Edge AI solutions. None of the Company’s employees are subject to a collective bargaining agreement.

Corporate History

Information Systems Associates, Inc. (“ISA”) was incorporated in Florida on May 31, 1994 and initially provided consulting services related to enterprise data center asset management and IT asset management software. In 2015, ISA completed a reverse triangular merger with Duos Technologies, Inc. (“duostech®”), a Florida-based technology company specializing in the design, development, and deployment of proprietary technology applications and engineered systems. Following the transaction, ISA changed its name to Duos Technologies Group, Inc.

Today, Duos operates as a technology and digital infrastructure company headquartered in Jacksonville, Florida, focused on the design, deployment, and operation of intelligent technology and infrastructure solutions. The Company conducts its activities through several operating subsidiaries, including Duos Edge AI, formed in late 2024, which develops and deploys modular Edge Data Centers (“EDCs”) to provide localized compute, storage, and connectivity. Duos Edge AI includes our Technology Solutions business unit, which delivers manufacturer-agnostic infrastructure sourcing, integration, and value-added supply chain services supporting data center, AI, and enterprise deployments. The Company continues to maintain its portfolio of intelligent technology and analytics solutions with Duos Technologies, Inc., while expanding into digital infrastructure and distributed compute markets.

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Duos Energy Corporation and Asset Management Agreement

In late 2024, the Company formed Duos Energy Corporation (“Duos Energy”) with the express purpose of providing consulting services and solutions for the rapidly growing demand for electrical power outside of traditional utilities. In December 2024, Sawgrass Buyer LLC (now known as New APR Energy, LLC) entered into an Asset Management Agreement (“AMA”) with the Company under which a substantial portion of Company staff would oversee the operations of New APR. The AMA has a two-year term with customary cancellation provisions. The Company’s staff is engaged directly to supply power solutions for multiple uses including for large data centers supporting AI “hyperscalers”.

The expected services provided from the Company under the AMA have been modified for 2026, and as a result, revenue previously referenced in earlier communications will not reach the originally indicated levels. Management believes the Company’s Technology Solutions business line is positioned to offset variability through project-based infrastructure revenue. While competition exists across the digital infrastructure and power markets, current industry conditions characterized by constrained power availability and increasing demand for AI and data center capacity may create opportunities for the Company to selectively expand deployments; however, the timing, scale, and financial impact of these opportunities remain subject to market conditions, partner execution, and customer demand.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K filed with the SEC on March 31, 2025 and our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2025, August 14, 2025 and November 13, 2025, and any subsequent Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 500,000,000 shares of common stock, par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value of $0.001 per share. As of February 6, 2026, there were 20,876,194  shares of our common stock issued, and 20,874,870  shares outstanding held by 235 holders of record. We currently have (i) 500,000 shares of Series A Preferred Stock authorized of which 0 shares of Series A Preferred Stock are issued and outstanding; (ii) 15,000 shares of Series B Preferred Stock authorized of which 0 shares of Series B Preferred Stock are issued and outstanding; (iii) 5,000 shares of Series C Preferred Stock authorized of which 0 shares of Series C Preferred Stock are issued and outstanding; (iv) 4,000 shares of Series D Preferred Stock authorized of which 999 shares of Series D Preferred Stock are issued and outstanding; (v) 30,000 shares of Series E Preferred Stock authorized of which 12,500 shares of Series E Preferred Stock are issued and outstanding; (vi) 5,000 shares of Series F Preferred Stock authorized of which 0 shares of Series F Preferred Stock are issued and outstanding; and (vii) 9,441,000 shares of undesignated “blank check” preferred stock.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Florida and other applicable laws and our credit arrangements may impose, from time to time.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

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Preferred Stock

The Company has 10,000,000 authorized shares of preferred stock par value $0.001 per share, which have six series. As of February 6, 2026, the Series A Preferred Stock has 0 shares issued and outstanding, the Series B Preferred Stock has 0 shares issued and outstanding, the Series C Preferred Stock has 0 shares issued and outstanding, the Series D Preferred Stock has 999 shares issued and outstanding, the Series E Preferred Stock has 12,500 shares issued and outstanding and the Series F Preferred Stock has 0 shares issued and outstanding.

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank senior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Series A Preferred Stock

Each share of the Series A Preferred Stock is convertible into 1.59 shares of common stock, and is senior to any other class or series of capital stock of the Company. Holders of Series A Preferred Stock shall vote together with the holders of common stock on an as-converted basis on all matters on which holders of the common stock are entitled to vote.

There are currently 0 shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

Each share of the Series B Preferred Stock is convertible into 143 shares of common stock. Holders of Series B Preferred Stock shall vote together with the holders of common stock on an as-converted basis (subject to the applicable beneficial ownership limitation) on all matters on which holders of the common stock are entitled to vote.

There are currently 0 shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

Each share of the Series C Preferred Stock is convertible into 182 shares of common stock. Holders of Series C Preferred Stock shall have 172 votes (subject to the applicable beneficial ownership limitation) for each share of Series C Preferred Stock and shall vote together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

There are currently 0 shares of Series C Preferred Stock outstanding.

Series D Preferred Stock

Each share of the Series D Preferred Stock is convertible into 333 shares of common stock. Holders of Series D Preferred Stock shall have 333 votes (subject to the applicable beneficial ownership limitation) for each share of Series D Preferred Stock, and shall vote together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

There are currently 999 shares of Series D Preferred Stock outstanding.

Series E Preferred Stock

Each share of the Series E Preferred Stock is convertible into 383 shares of common stock. Holders of Series E Preferred Stock shall have 333 votes (subject to the applicable beneficial ownership limitation) for each share of Series E Preferred Stock, and shall vote together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

There are currently 12,500 shares of Series E Preferred Stock outstanding.

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Series F Preferred Stock

Each share of the Series F Preferred Stock is convertible into 333 shares of common stock. Holders of Series F Preferred Stock shall have 333 votes (subject to the applicable beneficial ownership limitation) for each share of Series F Preferred Stock, and shall vote together with the holders of common stock on all matters on which holders of the common stock are entitled to vote.

Options and Warrants

As of February 6, 2026, there are 325,003 outstanding options to purchase shares of our common stock. The weighted average exercise price of these options is $5.16, the average term when issued was five years and the average term remaining is two years.

As of February 6, 2026, there are warrants outstanding to purchase 375,276 shares of our common stock, all of which are subject to full ratchet price protection on the exercise price. The warrants are exercisable for a term of five years with a termination date of August 1, 2030 and an exercise price of $7.20.

Anti-Takeover Provisions

Florida Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Florida law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Florida Law

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

The transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

The interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

The interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

The consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “DUOT”.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidence of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer, and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

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•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•	whether the debt securities may be issuable in tranches;
•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•	any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;
•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

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Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and
•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization.

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Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;
•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

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Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance.  Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

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The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may offer to sell warrants from time to time. If we do so, we will describe the specific terms of the warrants in a prospectus supplement. In particular, we may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may also issue warrants independently or together with other securities and the warrants may be attached to or separate from those securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	certain United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.

Holders may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with other requested information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If a holder exercises fewer than all of the warrants represented by the warrant certificate, then we will issue a new warrant certificate for the remaining amount of warrants.

A holder will not have any of the rights of the holders of the securities purchasable upon the exercise of warrants until you exercise them. Accordingly, a holder will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities you can purchase upon exercise of the warrants.

The information provided above is only a summary of the terms under which we may offer warrants for sale. Accordingly, investors must carefully review the applicable warrant agreement for more information about the specific terms and conditions of these warrants before investing in us. In addition, please carefully review the information provided in the applicable prospectus supplement, which contains additional information that is important for you to consider in evaluating an investment in our securities.

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DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;
•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;
•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;
•	the method by which holders of rights will be entitled to exercise;
•	the conditions to the completion of the offering;
•	the withdrawal, termination and cancellation rights;
•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;
•	whether stockholders are entitled to any oversubscription right;
•	any U.S. federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Shutts & Bowen LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Duos Technologies Group, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated balance sheets as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2024 have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in its report incorporated by reference and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Titan Partners

a division of American Capital Partners

    , 2026